Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield
EVP & Chief Financial Officer
Strategic Hotels & Resorts
(312) 658-5740
Jonathan Stanner
Vice President, Capital Markets & Treasurer
Strategic Hotels & Resorts
(312) 658-5746

FOR IMMEDIATE RELEASE

FRIDAY, SEPTEMBER 7, 2012

STRATEGIC HOTELS & RESORTS, INC. PROVIDES UPDATE REGARDING

ESSEX HOUSE HOTEL ACQUISITION

CHICAGO – September 7, 2012—Strategic Hotels & Resorts, Inc. (NYSE: BEE) announced today that the deadline for closing the Essex House Hotel acquisition has been extended until Friday, September 14, 2012. The agreements with Marriott International and Bank of America Merrill Lynch remain in effect through the extension period.

“We are working diligently to close the purchase of this iconic hotel and appreciate the extension considering the tight timeframe involved,” said Laurence Geller, President and Chief Executive Officer of Strategic Hotels & Resorts, Inc. “Our goal is to secure the right alternatives to fund the remaining capital requirements on terms that are in the best interest of our shareholders.”

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms and 840,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: failure to consummate the transaction for the acquisition of the Essex House hotel due to the inability to obtain financing or the failure to execute definitive documents with the proposed lender regarding the financing of the Essex House hotel; the default of the Company or the default of the seller, pursuant to the purchase agreement for the Essex House hotel; the failure of closing conditions to be satisfied; the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt, including the $97.5 million mortgage debt related to the Hyatt Regency La Jolla hotel that matures November 1, 2012; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; stagnation or further

Essex House – Extension Scenario Draft 5 10:48 a.m. 9/7/12

Press Release

CONFIDENTIAL

deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITS; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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